UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2007

DAVIDSON GROWTH PLUS, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware

  0-15675

  52-1462866

(State or other jurisdiction   (Commission         (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Davidson Growth Plus, L.P., a Delaware limited partnership (the “Registrant”) owns an 82.5% interest in Brighton Crest, L.P., a South Carolina limited partnership (the “Partnership”).  On August 31, 2007, the Partnership obtained a second mortgage loan in the principal amount of $800,000 on its investment property Brighton Crest Apartments, located in Marietta, Georgia. The second mortgage bears interest at 5.93% per annum and requires monthly payments of principal and interest of approximately $5,000 beginning October 1, 2007 through the February 1, 2020 maturity date.  The second mortgage has a balloon payment of approximately $625,000 due at maturity.  If no event of default exists at maturity, the maturity date will automatically be extended for one additional year, to February 1, 2021, during which period the second mortgage would bear interest at the one-month LIBOR rate plus 250 basis points and would require monthly payments of principal and interest.  The Partnership may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership and Registrant, to guarantee the obligations and liabilities of the Partnership with respect to the new mortgage financing.

In connection with the second mortgage loan, the Partnership also agreed to certain modifications on the existing mortgage loan encumbering Brighton Crest Apartments.  The modification includes an interest rate of 7.16% per annum, monthly payments of principal and interest of approximately $61,000, commencing October 1, 2007, through the maturity date of February 1, 2022, at which time a balloon payment of approximately $6,862,000 is due.  The previous terms were an interest rate of 7.16% per annum through the maturity date of February 1, 2022 and monthly payments of approximately $84,000 through the maturity date, at which date the loan was scheduled to be fully amortized. The Partnership may prepay the first mortgage loan at any time subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership and Registrant, to guarantee the obligations and liabilities of the Partnership with respect to the modified loan.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of the respective lender if an event of default, as defined in the applicable loan agreement, occurs.  Events of default include, but are not limited to: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Partnership.

The foregoing description is qualified in its entirety by reference to the    Multifamily Note and Amended and Restated Multifamily Note (Recast Transaction), copies of which are filed as exhibits 10 NN and 10 OO.

In accordance with the Registrant’s partnership agreement, the Registrant’s Managing General Partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, from the above transactions will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10 NN

Form Of Multifamily Note between Capmark Bank and Brighton Crest, L.P., a South Carolina limited partnership, dated August 31, 2007.

10 OO

Form of Amended and Restated Multifamily Note (Recast Transaction) between Federal Home Loan Mortgage Corporation and Brighton Crest, L.P., a South Carolina limited partnership, dated August 31, 2007.

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON GROWTH PLUS, L.P.

(a Delaware Limited Partnership)

By:

Davidson Growth Plus G.P. Corporation

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

September 7, 2007